
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet at 9/30/94, the consolidated earnings for the nine months ended 9/30/94, the consolidated statement of cash flows for the nine months ended 9/30/94 and the notes to consolidated financial statements and is qualified in its entirety by reference to such financial statements and notes.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                                    9-MOS
<FISCAL-YEAR-END>                          DEC-31-1993
<PERIOD-START>                             JAN-01-1994
<PERIOD-END>                               SEP-30-1994
<CASH>                                           1,647
<SECURITIES>                                         0
<RECEIVABLES>                                   89,257
<ALLOWANCES>                                     7,526
<INVENTORY>                                     69,452
<CURRENT-ASSETS>                               232,653
<PP&E>                                          74,918
<DEPRECIATION>                                  28,467
<TOTAL-ASSETS>                                 475,028
<CURRENT-LIABILITIES>                          141,167
<BONDS>                                        171,830
<COMMON>                                         3,641
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                     109,959
<TOTAL-LIABILITY-AND-EQUITY>                   475,028
<SALES>                                        228,360<F1>
<TOTAL-REVENUES>                               390,459
<CGS>                                          181,335<F1>
<TOTAL-COSTS>                                  326,787
<OTHER-EXPENSES>                                58,706<F2>
<LOSS-PROVISION>                                 3,568<F3><F4>
<INTEREST-EXPENSE>                              13,796
<INCOME-PRETAX>                               (65,178)
<INCOME-TAX>                                  (13,036)
<INCOME-CONTINUING>                           (52,142)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (52,142)
<EPS-PRIMARY>                                   (2.99)
<EPS-DILUTED>                                   (2.99)

<F1>See Note 4 of Notes to Consolidated Financial Statements
<F2>The $58,706 represent a Restructuring charge - see
Consolidated Statement of Earnings.
<F3>The provision for doubtful accounts and notes is included with Selling,
General and Administrative Expenses in the Consolidated Statement of Earnings.
<F4>It also appears in the Consolidated Statement of Cash Flows under the title "Provision for losses on accounts receivables".

